SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of the World Insurance Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:          September 10, 2007



Name:           /s/ John Pasco, III
                --------------------
                John Pasco, III
Title:          Chairman, President and Treasurer


     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.